As filed with the Securities and Exchange Commission on May 27, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under
The Securities Act of 1933

AXT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3031310
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices, including zip code)

AXT, INC. 2025 EQUITY INCENTIVE PLAN

(Full title of the plan)

Morris S. Young

Chief Executive Officer

AXT, Inc.

4281 Technology Drive

Fremont, California 94538

(510) 438-4700

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Scott Bartel

Lewis Brisbois Bisgaard & Smith LLP

633 West 5th Street, Suite 4000

Los Angeles, California 90071

(213) 358-6174

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐
Non-accelerated filer☒	Smaller reporting company☒
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by AXT, Inc. (the “Company”) for the purpose of registering 4,313,156 shares of its common stock, par value $0.001 per share (the “Common Stock”), under the Company’s 2025 Equity Incentive Plan (the “Incentive Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in "Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Commission:

(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 14, 2025, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)The Registrant's Quarterly Report on Form 10-Q, for the quarter ended March 31, 2025, filed with the Commission on May 14, 2025, pursuant to Section 13(a) of the Exchange Act;

(3)The Registrant's Current Report on Form 8-K filed with the Commission on May 16, 2025; and

(4)The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-24085) filed with the Commission on April 24, 1998, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statement, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s certificate of incorporation includes provisions that eliminate the personal liability of a director of the Registrant for monetary damages for breach of such director’s fiduciary duty as a director.

In addition, as permitted by Section 145 of the DGCL, the bylaws of the Registrant provide that:

●	The Registrant shall indemnify its directors, officers or employees for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent authorized by Delaware law, as the same exists or may thereafter be amended. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
●	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
●	The Registrant is obligated pursuant to its bylaws to indemnify any person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such indemnification is expressly required to be made by law, (ii) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Registrant, (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the DGCL, or (iv) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL.
●	The rights conferred in the bylaws of the Registrant are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.
●	Any amendment, repeal or modification by the stockholders and the directors of the Registrant shall not adversely affect any right or protection of a director or officer of the Registrant existing at the time of such amendment, repeal or modification.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide indemnity to directors and executive officers to fullest extent permitted by applicable law and also provides for certain additional procedural protections.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number
Exhibit Number	Description
4.1(1)	Restated Certificate of Incorporation
4.2(2)	Certificate of Amendment of Certificate of Incorporation
4.3(3)	Certificate of Amendment to the Restated Certificate of Incorporation
4.4(4)	Second Amended and Restated By Laws
4.5(5)	Amended and Restated Section 5.1 of Article V of the Second Amended and Restated Bylaws of AXT, Inc.
4.6(6)+	AXT, Inc. 2025 Equity Incentive Plan
5.1	Opinion of Lewis Brisbois Bisgaard & Smith LLP
23.1	Consent of BPM LLP, Independent Registered Public Accounting Firm
23.2	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)
107	Filing Fee Table

______________________

* Filed herewith

(1)	Incorporated by reference to exhibit 3.1 to registrant’s Form 10-K filed with the SEC on March 31, 1999.
(2)	Incorporated by reference to exhibit 3.1 to registrant’s Form 10-Q filed with the SEC on August 14, 2000.
(3)	Incorporated by reference to exhibit 3.4 to registrant’s Form 10-Q filed with SEC on August 5, 2004.
(4)	Incorporated by reference to exhibit 3.4 to registrant’s Form 8-K filed with the SEC on May 30, 2001.
(5)	Incorporated by reference to exhibit 99.2 to registrant’s Form 8-K filed with the SEC on August 1, 2007
(6)	Incorporated by reference to Exhibit 10.1 on Form 8-K filed with the SEC on May 16, 2025.

+ Indicates management contract or compensatory plan.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 27, 2025.

AXT, INC.

By:/s/ Morris S. Young

Morris S. Young

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Morris S. Young and Gary L. Fischer, and each or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Morris S. Young	Chief Executive Officer and Chairman of the Board of Directors	May 27, 2025
Morris S. Young	(Principal Executive Officer)
/s/ Gary L. Fischer	Chief Financial Officer and Corporate Secretary	May 27, 2025
Gary L. Fischer	(Principal Financial and Accounting Officer)
/s/ Jesse Chen	Director	May 27, 2025
Jesse Chen
/s/ David C. Chang	Director	May 27, 2025
David C. Chang
/s/ Christine Russell	Director	May 27, 2025
Christine Russell